                                   EXHIBIT (d)


                 Securities of the Registrant Outstanding as of
                                  June 30, 2003

                  Outstanding Indebtedness of QTC (Face Value)
                                Maturity Analysis

                        0-3      3-12     1-5    Over 5
                       months   months   years    years    TOTAL
                       ------   ------   -----   ------   ------
2003                                (in $ millions)
Offshore Debt (1)         654     560     2978    2573      6765
Domestic Debt (2)(3)     1701     146     6326    5934     14107
   Total ($M)           $2355    $706    $9304   $8507    $20872

1. These totals have been translated into Australian dollars at a rate of exchange applicable at the balance date and do not include the net effect of currency swaps and forward currency contracts. They include US$600 million outstanding under the Corporation's United States and European commercial paper facilities as at June 30, 2003.
2.   Maturities of discounted loans are included at face value.
3. These totals include A$1,045 million outstanding under the Corporation's Australian dollar Treasury note facility as at June 30, 2003.

Government Debt

At the end of this prospectus is a list of all outstanding debt issued by QTC.

Other Guaranteed Debt and Contingent Liabilities

Under the provisions of the Act and the Statutory Bodies Financial Arrangements Act 1982 (as amended by the Statutory Bodies Financial Arrangements Amendment Act 1996), financial arrangements entered into by a statutory body may be guaranteed by the Treasurer on behalf of the Government of Queensland. That legislation also preserves similar guarantees given under legislation that it replaced. In addition, the Industrial Development Act 1963 preserves guarantees of borrowings of other bodies made under the Industrial Development Act 1963-1981. Guarantees are also given in respect of borrowings made by Co-operative Housing Societies which on-lend funds for home purchase.

                                     (d)-1

The following table indicates the State's contingent liabilities on account of such guaranteed debt at the end of the five fiscal years to 2001-02.

              Summary of Debt Outstanding of Departments, Treasury,
                  Local Authorities, Statutory and Other Bodies
      (other than that debt detailed under Queensland Treasury Corporation)

                               As at 30 June,
                    -------------------------------------
Year                 1999    2000    2001    2002    2003
-----------------   -----   -----   -----   -----   -----
Local Authorities       4       6       4       3       3
Consolidated Fund      --      --      --      --      --
Others/(1)/          2425    2331    2266    2524    2291
   Total ($M)       $2429   $2337   $2270   $2527   $2294

/(1)/ This table includes the Government liabilities under various loan facilities provided by the Corporation in conjunction with the 1996-97 merger of Suncorp Insurance and Finance and Queensland Industry Development Corporation with Metway Bank Limited, and contingent liability arising from the State's guarantee for policies or contracts of insurance or indemnity under the Suncorp Insurance and Finance Act.

The Queensland Government also guarantees all insurance policies issued prior to December 1, 1996 by the Suncorp Insurance and Finance Corporation ("Suncorp"). Suncorp, together with Suncorp Building Society and Queensland Industry Development Corporation merged with Metway Bank Limited with effect from December 1, 1996. Pursuant to the provisions of the State Government Institution and Metway Merger Facilitation Act 1996, all insurance policies (principally concerning life insurance, general insurance and superannuation) issued by Suncorp prior to December 1, 1996 will continue to be guaranteed by the Queensland Government.

The obligations of Suncorp under such insurance policies are funded on an actuarial basis or reinsured by Suncorp, pursuant to management guidelines. Accordingly, no figures for contingent liabilities have been included for Suncorp.

Exchange Rate of the Australian Dollar

Exchange rates for the major currencies in which debt of Queensland Treasury Corporation and Queensland is denominated, expressed as an Australian dollar against the foreign currency equivalent are shown in the table below:

Currency
As at June 30,    1998-99   1999-2000   2000-01   2001-02   2002-03
---------------   -------   ---------   -------   -------   -------
US Dollar          0.6611    0.5971     0.5100    0.5628     0.6674
Japanese Yen        79.95     63.38      63.61     67.45     0.7999
Swiss Franc        1.0283    0.9743     0.9164    0.8397     0.9017
Pounds Sterling    0.4193    0.3946     0.3623    0.3692     0.4038

Euro               0.6379    0.6882     0.6002    0.5715     0.5840

Source: US Federal Reserve Board.

                                     (d)-2

            OUTSTANDING DOMESTIC A$ INDEBTEDNESS AS AT JUNE 30, 2003*

-------------------------------------------------------------------------------
Domestic Debt
(Australian Financial Year)

 Coupon Rate       Face Value         Market Value
(% per annum)     (in dollars)        (in dollars)      Date of Maturity
-------------   ----------------   -----------------   ------------------
     6.50       2,888,215,000.00    2,996,190,502.53        June 15, 2005
     8.00       3,324,567,000.00    3,756,023,601.07   September 15, 2007
     6.00       1,976,300,000.00    1,702,864,685.32        July 15, 2009
     6.00       2,162,250,000.00    1,885,546,598.27        June 15, 2011
     6.00       2,017,000,000.00    1,664,899,836.54      August 14, 2013
     6.00         318,600,000.00      342,857,718.82     October 15, 2015
     6.00         366,340,000.00      392,098,018.89        June 15, 2021
   Various          5,264,066.94        6,706,017.15              Various
   Various        252,740,933.58      257,897,289.33              Various
   Various        500,000,000.00      504,523,947.05     October 18, 2003
     Zero         117,795,516.01       77,983,745.19        June 14, 2011
     Zero         218,578,021.45      149,577,419.66        June 14, 2011
     5.82          28,000,000.00       30,117,774.74          May 6, 2004
     4.68             235,000.00          239,327.54       August 6, 2003
   Various         17,817,950.00       22,041,207.50              Various
   Various      1,045,000,000.00    1,041,671,825.45              Various
   Various          1,613,300.00        1,613,300.00              Various

Total Domestic A$                  14,832,852,815.05
Indebtedness

                                     (d)-3

        OUTSTANDING FOREIGN CURRENCY DENOMINATED OFFSHORE INDEBTEDNESS OF
                         QUEENSLAND TREASURY CORPORATION

                                  June 30, 2003
                                 (at Face Value)

                                                                                 A$
Year of Issue   Currency       Amount        Coupon       Maturity        Market Valuation
-------------   --------   --------------   -------   ----------------    ----------------
1994               JPY      8,000,000,000       4.0      April 6, 2004      103,987,921.28

1995               JPY     10,000,000,000      4.56%     July 22, 2004      136,336,426.10

2003               JPY     10,612,100,000      0.00%  October 21, 2003      132,694,621.12

2003               USD        304,000,000   Euro-CP            Various      453,844,406.03
                   USD        135,000,000     US-CP            Various      202,173,838.50

                   HKD        275,000,000   Euro-CP            Various       52,723,163.31

                   NZD         10,000,000   Euro-CP            Various        8,731,327.81

                   EUR         75,000,000   Euro-CP            Various      127,118,246.34

                   Accrued Interest Net Swaps and Forwards Outstanding     (244,248,996.66)
                                                                          ----------------
                   Total                                                  $ 973,360,953.83
                                                                          ----------------

                                     (d)-4

           OUTSTANDING AUSTRALIAN DOLLAR DENOMINATED OFFSHORE DEBT OF
                         QUEENSLAND TREASURY CORPORATION

                               GLOBAL A$ BONDS AUD
                               as at June 30, 2003

Year of
 Issue    Currency   Interest Coupon    Maturity Date     Face Value(A$)     Market Value(A$)
-------   --------   ---------------   --------------   -----------------   -----------------
                           6.5%         June 14, 2005    1,488,850,000.00    1,548,173,714.18
                             8%        Sept. 14, 2007      733,132,000.00      817,149,077.20
                             6%         July 14, 2009    1,255,251,000.00    1,376,653,765.53
                             6%          Jun 14, 2011      890,307,000.00      943,126,848.18
                             6%          Aug 14, 2013      505,447,000.00      546,531,725.42
                                                        -----------------   -----------------
                     Total                              $4,872,987,000.00   $5,231,635,130.59
                                                        -----------------   -----------------

                            A$ EURO-COMMERCIAL PAPER
                               as at June 30, 2003

Year of                                             Face            Market
 Issue    Currency    Coupon   Maturity Date      Value(A$)        Value(A$)
-------   --------   -------   -------------   --------------   --------------
2003        AUD      Euro-CP      Various      133,500,000.00   132,232,929.41

                            A$ EURO-MEDIUM TERM NOTES
                               as at June 30, 2003

                                                                          Market
Year of Issue   Coupon Rate      Maturity Date      Face Value(A$)      Value(A$)
-------------   -----------   ------------------   ---------------   ---------------
1994                12.0%          June 15, 2005     20,000,000.00     22,832,481.77

2003               4.406%      November 30, 2006     82,000,000.00     81,265,403.46

2002                5.55%         April 24, 2007    120,000,000.00    134,542,888.30

2003                4.52%         April 14, 2008     76,000,000.00     75,296,110.43

2003                4.57%           May 19, 2008    100,000,000.00     98,790,100.45

2003                12.0%     September 14, 2009     70,000,000.00     98,079,459.52

2003                0.50%           May 19, 2010     75,000,000.00     54,932,300.94

                                                   ---------------   ---------------
                   Total                           $543,000,000.00   $565,738,744.87
                                                   ---------------   ---------------

                                     (d)-5

                           US$ EURO-MEDIUM TERM NOTES
                               as at 30 June 2003

                                                                Market Value
Year of Issue   Coupon Rate   Maturity Date   Face Value (A$)       (A$)
-------------   -----------   -------------   ---------------   ------------

                              US-MEDIUM TERM NOTES
                               as at 30 June 2003

Year of Issue A$
Denominated        Coupon Rate   Maturity Date   Face Value   Market Value
----------------   -----------   -------------   ----------   ------------
US$ Denominated                                     Nil           Nil

                 QUEENSLAND TREASURY CORPORATION DEBT UNDER THE
                       COMMONWEALTH SAVINGS BANK AGREEMENT
                                at June 30, 2003

                Interest Rate   Principal Amount     Market Value
Year of Issue   (% per annum)     (in dollars)       (in dollars)    Maturity Date
-------------   -------------   ----------------   ---------------   -------------
                   Various         19,528,010.97     19,749,046.65    01-Jul-2003
                   Various            265,251.30        266,264.89    01-Oct-2003
                   Various         57,079,559.66     57,725,637.72    02-Jan-2004
                   Various         36,496,114.62     36,635,574.78    01-Apr-2004
                   Various            183,602.55        184,304.14    01-Oct-2004
                   Various         67,466,190.46     67,723,994.51    01-Apr-2005
                                 ---------------   ---------------
                   Total         $181,018,729.56   $182,284,822.69
                                 ---------------   ---------------

                                     (d)-6